UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 30, 2012, A.M. Best Company (A.M. Best) upgraded the financial strength rating (FSR) of National Security Insurance Company, the life insurance subsidiary of The National Security Group, Inc., to B+ (Good) from B (Fair). A.M Best also upgraded the issuer credit rating (ICR) to “bbb-“ from “bb+” of National Security Insurance Company. The outlook for both ratings is stable.

A.M. Best also affirmed the FSR of B++ (Good) and the ICR of “bbb” of National Security Fire and Casualty Company (NSFC), the property and casualty insurance subsidiary of The National Security Group, Inc., as well as the FSR of B+ (Good) and ICR of “bbb-” of NSFC's wholly-owned subsidiary, Omega One Insurance Company, Inc. (Omega One). A.M. Best maintained the negative outlook for NSFC while the outlook for Omega One remained stable.

Concurrently, A.M. Best affirmed the ICR of "bb" of The National Security Group, Inc., and maintained the negative outlook.

Founded in 1899, A.M. Best Company is the world's oldest and most authoritative insurance rating and information source. For the full press release issued by A.M. Best Company announcing today's rating action, visit www.ambest.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Date: November 30, 2012	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer